UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2022
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC	(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of EMCORE Corporation (the “Company”) approved the EMCORE Corporation Short-Term Incentive Plan (the “Plan”), effective immediately. The Plan is an incentive compensation plan which provides participants with cash bonus payments upon the satisfaction of performance goals for a specified performance period, generally the Company’s fiscal year. Pursuant to the terms of the Plan, the Committee has the discretionary authority to (a) select eligible employees for participation in the Plan; (b) establish performance periods, target bonus amounts and performance goals; (c) determine the amount of any bonuses payable under the Plan; and (d) delegate certain duties to the Company’s Chief Executive Officer. Individuals eligible for awards under the Plan are employees of the Company, as determined by the Compensation Committee, which include the Company’s executive officers. Bonus payments, if any, are based on an individual target bonus amount for the performance period set by the Committee and are directly related to the satisfaction of the applicable performance goal(s) set by the Committee for such performance period. Performance goals may include one or more of the enumerated benchmarks set forth in the Plan or such other criteria as determined by the Committee. Such performance goals may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as determined by the Committee. Any bonus payments earned under the Plan will be paid as soon as administratively practicable after the end of the applicable performance period. The Plan shall remain in effect until such time as the Committee or the Board of Directors of the Company suspends, modifies or terminates the Plan.

The Committee has selected the Company’s executive officers for participation in the Plan for the fiscal year ending September 30, 2022 (“FY22”) and has established target bonus amounts and performance goals for the executive officers. The target bonus amount for each executive officer for FY22 is as follows:

Executive Officer	Officer Title	FY22 Target Bonus Opportunity as a % of Base Salary	FY21 Target Bonus Opportunity as a % of Base Salary
Jeffrey Rittichier	Chief Executive Officer	50%	100%
Tom Minichiello	Chief Financial Officer	37.5%	75%
Albert Lu	SVP and GM, Aerospace and Defense	30%	60%
Iain Black	SVP, Operations	25%	50%

In each case, the target bonus amount for the Company’s executive officers for FY22 is fifty percent (50%) less than the target bonus opportunity under the Company’s Fiscal 2021 Bonus Plan for such executive officer. The FY22 performance goals for the Company’s executive officers relate solely to the performance of the Company and the bonus payable to each executive officer under the Plan with respect to FY22, if any, will range from 0% to 120% of the executive officer’s FY22 target bonus opportunity.

The Plan provides that the maximum bonus payable to any participant for any fiscal year is 150% of the applicable participant’s base salary for such period or such lower amount as determined by the Compensation Committee. The Compensation Committee has determined that the maximum bonus payable to each executive officer under the Plan with respect to FY22 will range from 0% to 120% of the executive officer’s target bonus opportunity based on the achievement of Company performance goals with respect to FY22 determined by the Committee relative to targets established by the Committee.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	EMCORE Corporation Short-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: June 15, 2022	Title:	Chief Financial Officer